Exhibit 4.2
                                  -----------


                         SUBSEQUENT TRANSFER INSTRUMENT

                  Pursuant to this Subsequent Transfer Instrument, dated December 20, 2002 (the "Instrument"), between Ameriquest Mortgage Securities Inc. as seller (the "Depositor") and Deutsche Bank National Trust Company as trustee (the "Trustee") of the Ameriquest Mortgage Securities Inc., Asset-Backed Pass-Through Certificates, Series 2002-D, and pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2002 (the "Pooling and Servicing Agreement"), among the Depositor as depositor, Ameriquest Mortgage Company as seller and master servicer, the Federal Home Loan Mortgage Corporation as guarantor with respect to the Class AF, Class AV and Class S Certificates and the Trustee as trustee, the Depositor and the Trustee agree to the sale by the Depositor and the purchase by the Trustee on behalf of the Trust Fund, of the Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Subsequent Mortgage Loans").

                  Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

                  Section 1.        Conveyance of Subsequent Mortgage Loans.

                  (a) The Depositor does hereby sell, transfer, assign, set over and convey to the Trustee on behalf of the Trust Fund, without recourse, all of its right, title and interest in and to the Subsequent Mortgage Loans, and including all amounts due on the Subsequent Mortgage Loans after the related Subsequent Cut-off Date, and all items with respect to the Subsequent Mortgage Loans to be delivered pursuant to Section 2.01 of the Pooling and Servicing Agreement; provided, however that the Depositor reserves and retains all right, title and interest in and to amounts due on the Subsequent Mortgage Loans on or prior to the related Subsequent Cut-off Date. The Depositor, contemporaneously with the delivery of this Agreement, has delivered or caused to be delivered to the Trustee each item set forth in Section 2.01 of the Pooling and Servicing Agreement. The transfer to the Trustee by the Depositor of the Subsequent Mortgage Loans identified on the Subsequent Mortgage Loan Schedule shall be absolute and is intended by the Depositor, the Master Servicer, the Trustee and the Certificateholders to constitute and to be treated as a sale by the Depositor to the Trust Fund.

                  (b) The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under the Subsequent Mortgage Loan Purchase Agreement, dated the date hereof, between the Depositor as purchaser and the Master Servicer as originator and as seller, to the extent of the Subsequent Mortgage Loans.

                  (c) Additional terms of the sale are set forth on Attachment A hereto.

         Section 2.        Representations and Warranties; Conditions Precedent.

                  (a) The Depositor hereby confirms that each of the conditions precedent and the



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representations and warranties set forth in Section 2.08 of the Pooling and
Servicing Agreement are satisfied as of the date hereof.

                  (b) All terms and conditions of the Pooling and Servicing Agreement are hereby ratified and confirmed; provided, however, that in the event of any conflict, the provisions of this Instrument shall control over the conflicting provisions of the Pooling and Servicing Agreement.

                  Section 3.        Recordation of Instrument.

                  To the extent permitted by applicable law, this Instrument, or a memorandum thereof if permitted under applicable law, is subject to recordation in all appropriate public offices for real property records in all of the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the Certificateholders' expense on direction of the related Certificateholders, but only when accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders or is necessary for the administration or servicing of the Mortgage Loans.

                  Section 4.        Governing Law.

                  This Instrument shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws, without giving effect to principles of conflicts of law.

                  Section 5.        Counterparts.

                  This Instrument may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same instrument.

                  Section 6.         Successors and Assigns.

                  This Instrument shall inure to the benefit of and be binding upon the Depositor, the Trustee and their respective successors and assigns.





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                                           AMERIQUEST MORTGAGE SECURITIES INC.


                                           By:
                                           Name:
                                           Title:

                                           DEUTSCHE BANK NATIONAL TRUST
                                           COMPANY, as Trustee


                                           By:
                                           Name:
                                           Title:


ATTACHMENTS

A.                Additional terms of sale.
B.                Schedule of Subsequent Mortgage Loans.




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                                  ATTACHMENT A

                            ADDITIONAL TERMS OF SALE

         A.       General

                  1.       Subsequent Cut-off Date: December 1, 2002
                  2.       Subsequent Transfer Date: December 20, 2002
                  3. Aggregate Principal Balance of the Subsequent Mortgage Loans as of the Subsequent Cut-off Date:
                           $318,008,463.51
                  4.       Purchase Price: 100.00%

         B. The following representations and warranties with respect to each such Subsequent Mortgage Loan determined as of the applicable Cut-off Date are true and correct: (i) such Subsequent Mortgage Loan may not be 30 or more days delinquent as of the related Subsequent Cut- off Date and such Subsequent Mortgage Loan may not have been 30 or more days delinquent since origination; provided, however, all of the Subsequent Mortgage Loans may have a first payment date occurring on or after the Subsequent Cut-off Date and therefore, such Subsequent Mortgage Loans could not have been delinquent as of the Subsequent Cut-off Date; (ii) the original term to stated maturity of such Subsequent Mortgage Loan will not be less than 180 months and will not exceed 360 months from its first payment date; (iii) such Subsequent Mortgage Loan will not have a Loan- to-Value ratio greater than 95.00%; (iv) all such Subsequent Mortgage Loans will have, as of the applicable Subsequent Cut-off Date, a weighted average term since origination not in excess of 2 months; (v) if such Subsequent Mortgage Loan is a Group I Mortgage Loan, such Subsequent Mortgage Loan will have a fixed Mortgage Rate that is not less than 5.450% per annum; (vi) if such Subsequent Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan will have an initial adjustable Mortgage Rate that is not less than 5.450% per annum; (vii) if such Subsequent Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan will have a Gross Margin not less than 3.250% per annum; (vii) if such Subsequent Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan must have a Maximum Mortgage Rate not less than 11.450% per annum; (viii) if such Subsequent Mortgage Loan is a Group II Mortgage Loan, such Subsequent Mortgage Loan must have a Minimum Mortgage Rate not less than 5.450% per annum; (ix) such Subsequent Mortgage Loan may not provide for negative amortization; (x) such Subsequent Mortgage Loan shall have been serviced by the Master Servicer since origination or the date of purchase; (xi) such Subsequent Mortgage Loan must have a first payment date occurring on or before March 1, 2003 and (xii) such Subsequent Mortgage Loan shall have been underwritten in accordance with the Seller's (in its capacity as originator) underwriting criteria as described in the Information Circular.

         C. Following the purchase of any Subsequent Group I Mortgage Loan to be included in Loan Group I, the Group I Mortgage Loans, including such Subsequent Group I Mortgage Loans (each Initial Group I Mortgage Loan and Subsequent Group I Mortgage Loan to be measured as of its related Cut-off Date) as of the applicable Subsequent Transfer Date: (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will



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have a weighted average term since origination not in excess of 1.562 months;
(iii) will have a weighted average Mortgage Rate of not less than 7.884% per annum; (iv) will have a weighted average Loan-to-Value Ratio of not more than 80.911%; (v) will have no Mortgage Loan with a Principal Balance that does not conform to Freddie Mac loan limits; (vi) will be secured by Mortgaged Properties in any one state representing no more than 19.028% of the aggregate Principal Balance of the Group I Mortgage Loans; (vii) will be secured by Mortgaged Properties in any one zip code representing no more than 0.578% of the aggregate Principal Balance of the Group I Mortgage Loans; (viii) will be secured by non-owner occupied Mortgaged Properties representing no more than 6.657% of the aggregate Principal Balance of the Group I Mortgage Loans; (ix) will be secured by two- to four-family Mortgaged Properties representing no more than 11.0587% of the aggregate Principal Balance of the Group I Mortgage Loans; (x) will have a weighted average FICO score at the time of loan application of the related mortgagor of not less than 655 and in any event, not less than 642; (xi) will have a refinance debt-consolidation cashout loan purpose representing no more than 55.596% of the aggregate Principal Balance of the Group I Mortgage Loans;
(xii) will have Prepayment Charge provisions with respect to no less than 78.055% of the aggregate Principal Balance of the Group I Mortgage Loans; (xiii) will have a Seller's risk grade of IV, V and VI representing no more than 1.337%, 0.296% and 0.064%, respectively, of the aggregate Principal Balance of the Group I Mortgage Loans; (xiv) will have Mortgage Loans with a Seller's risk grade of B, C and D representing no more than 3.114%, 0.444% and 0.148%, respectively, of the aggregate Principal Balance of the Group I Mortgage Loans;
(xv) will have Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 11.094% of the aggregate Principal Balance of the Group I Mortgage Loans; (xvi) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 59.74% of the aggregate Principal Balance of the Group I Mortgage Loans; (xvii) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 90.00% representing no more than 5.61% of the aggregate Principal Balance of the Group I Mortgage Loans; (xviii) will have no Mortgage Loans with a Loan-to- Value Ratio at origination in excess of 95.00%; (xix) will have been underwritten in accordance with the Seller's Full Documentation Program representing not less than 71.988% of the aggregate Principal Balance of the Group I Mortgage Loans;
(xx) will have been underwritten in accordance with the Seller's Limited Documentation Program representing not more than 7.360% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxi) will have been underwritten in accordance with the Seller's Stated Income Documentation Program representing not more than 20.653% of the aggregate Principal Balance of the Group I Mortgage Loans; (xxii) will have an average prepayment period of 29.719 months; and (xxiii) will have Mortgage Loans covered by the PMI Policy representing no less than 88.60% of the aggregate Principal Balance of the Group I Mortgage Loans.

         In the discretion of the Guarantor and the NIMS Insurer, Subsequent Group I Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Loan Group I.





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         D. Following the purchase of any Subsequent Group II Mortgage Loan to be included in Loan Group II, the Group II Mortgage Loans, including such Subsequent Group II Mortgage Loans (each Initial Group II Mortgage Loan and Subsequent Group II Mortgage Loan to be measured as of its related Cut-off Date) as of the applicable Subsequent Transfer Date: (i) will have a weighted average original term to stated maturity of not more than 360 months, (ii) will have a weighted average term since origination not in excess of 1.275 months; (iii) will have a weighted average Mortgage Rate of not less than 8.254% per annum;
(iv) will have a weighted average Loan-to-Value Ratio of not more than 80.575%;
(v) will have a weighted average Gross Margin that is not less than 6.201% per annum; (vi) will have a weighted average Maximum Mortgage Rate of not less than 14.254% per annum; (vii) will have a weighted average Minimum Mortgage Rate of not less than 8.254% per annum; (viii) will have no Mortgage Loan with a Principal Balance that does not conform to Freddie Mac loan limits; (ix) will be secured by Mortgaged Properties in any one state representing no more than 23.683% of the aggregate Principal Balance of the Group II Mortgage Loans; (x) will be secured by Mortgaged Properties in any one zip code representing no more than 0.340% of the aggregate Principal Balance of the Group II Mortgage Loans;
(xi) will be secured by non-owner occupied Mortgaged Properties representing no more than 5.201% of the aggregate Principal Balance of the Group II Mortgage Loans; (xii) will be secured by two- to four-family Mortgaged Properties representing no more than 7.564% of the aggregate Principal Balance of the Group II Mortgage Loans; (xiii) will have a weighted average FICO score at the time of loan application of the related mortgagor of not less than 604 and in any event, not less than 588.269; (xiv) will have a refinance debt-consolidation cashout loan purpose representing no more than 55.668% of the aggregate Principal Balance of the Group II Mortgage Loans; (xv) will have Prepayment Charge provisions with respect to no less than 79.931% of the aggregate Principal Balance of the Group II Mortgage Loans; (xvi) will have a Seller's risk grade of B, C and D representing no more than 9.299%, 5.337% and 0.131%, respectively, of the aggregate Principal Balance of the Group II Mortgage Loans; (xvii) will have a Seller's risk grade of IV, V and VI representing no more than 3.059%, 1.362% and 0.169%, respectively, of the aggregate Principal Balance of the Group II Mortgage Loans; (xviii) will have Mortgage Loans with a Loan-to-Value Ratio at origination of 80.00% representing no more than 12.123% of the aggregate Principal Balance of the Group II Mortgage Loans; (xix) will have Mortgage Loans with a Loan-to-Value Ratio at origination in excess of 80.00% representing no more than 54.889% of the aggregate Principal Balance of the Group II Mortgage Loans; (xx) will have Mortgage Loans with a Loan-to- Value Ratio at origination in excess of 90.00% representing no more than 5.014% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxi) will have no Mortgage Loans with a Loan- to-Value Ratio at origination in excess of 95.00%; (xxii) will have been underwritten in accordance with the Seller's Full Documentation Program representing not less than 72.293% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiii) will have been underwritten in accordance with the Seller's Limited Documentation Program representing not more than 6.224% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxiv) will have been underwritten in accordance with the Seller's Stated Income Documentation Program representing not more than 21.483% of the aggregate Principal Balance of the Group II Mortgage Loans; (xxv) will have their first adjustment two years following their date of origination; (xxvi) will have an average prepayment period of 31.031 months and (xxvii) will have Mortgage Loans covered by the PMI Policy representing no less than 80.29% of the aggregate Principal Balance of the Group II Mortgage



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Loans.

         In the discretion of the Guarantor and the NIMS Insurer, Subsequent Group II Mortgage Loans with characteristics varying from those set forth above may be purchased by the Trust; provided, however that the addition of such Mortgage Loans will not materially affect the aggregate characteristics of Loan Group II.








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                                  ATTACHMENT B

                      SCHEDULE OF SUBSEQUENT MORTGAGE LOANS

                                [FILED BY PAPER]